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                                                                      EXHIBIT 5


                                ALSTON&BIRD LLP
                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777
                                 www.alston.com


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
MICHAEL L. STEVENS     DIRECT DIAL: 404-881-7970     E-MAIL: MSTEVENS@ALSTON.COM
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                                November 8, 2004

Indus International, Inc.
3301 Windy Ridge Parkway
Atlanta, GA 30339

        Re:     Form S-8 Registration Statement -
                Indus International, Inc. 2004 Long-Term Incentive Plan Indus International, Inc. Amended and Restated 1997 Director Option Plan

Ladies and Gentlemen:

         We have acted as counsel for Indus International, Inc., a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 3,500,000 shares of the Corporation's Common Stock, $.001 par value ("Common Stock"), that may be issued pursuant to the Indus International, Inc. 2004 Long-Term Incentive Plan (the "2004 Plan") and 1,000,000 shares of the Corporation's Common Stock that may be issued pursuant to the Indus International, Inc. Amended and Restated 1997 Director Option Plan (the "Director Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         We have examined the 2004 Plan and the Director Plan, the Amended and Restated Certificate of Incorporation of the Corporation, the Amended and Restated Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement.

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
      Bank of America Plaza             90 Park Avenue       3201 Beechleaf Court, Suite 600     601 Pennsylvania Avenue, N.W.
101 South Tryon Street, Suite 4000    New York, NY 10016          Raleigh, NC 27604-1062           North Building, 10th Floor
     Charlotte, NC 28280-4000            212-210-9400                  919-862-2200                Washington, DC 20004-2601
           704-444-1000               Fax: 212-210-9444             Fax: 919-862-2260                     202-756-3300
        Fax: 704-444-1111                                                                              Fax: 202-756-3333
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November 5, 2004
Page 2


The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that the 4,500,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the 2004 Plan and the Director Plan, when issued in accordance with the terms and conditions of the 2004 Plan and the Director Plan, will be legally and validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                        Sincerely,

                                        ALSTON & BIRD LLP

                                        By: /s/ Michael L. Stevens
                                            -----------------------------------
                                            Michael L. Stevens
                                            Partner